UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): June 19, 2007 (June 13, 2007)
ACG HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	33-97090-01	62-1395968

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

100 Winners Circle, Brentwood, Tennessee	37027

(Address of Principal Executive Office)	(Zip Code)
Registrant’s Telephone Number, Including Area Code (615) 377-0377

(Former name or former address, if changed since last report.)
AMERICAN COLOR GRAPHICS, INC.
(Exact name of registrant as specified in its charter)

New York	33-97090	16-1003976

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

100 Winners Circle, Brentwood, Tennessee	37027

(Address of Principal Executive Office)	(Zip Code)
Registrant’s Telephone Number, Including Area Code (615) 377-0377

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.
On June 13, 2007, American Color Graphics, Inc. (“Graphics”) entered into a third amendment to our May 5, 2005 Amended and Restated Credit Agreement (the “2005 Credit Agreement”). The amendment had an effective date of June 13, 2007 and includes provisions which (a) increase the maximum permissible first lien leverage ratios as of the last day of our fiscal quarters ending September 30, and December 31, 2007, and March 31, 2008, and (b) require that we maintain certain levels of minimum total liquidity at November 30, December 13, and December 31, 2007, and at the end of each month thereafter through March 31, 2008. Also on June 13, 2007, Graphics and American Color Graphics Finance, LLC (“Graphics Finance”), a subsidiary of Graphics, entered into an omnibus amendment of loan documents amending its September 26, 2006 Credit Agreement and Servicing Agreement. The amendment had an effective date of June 13, 2007 and also provided for the same adjustments to the maximum permissible first lien leverage ratios and the requirement to maintain certain levels of minimum total liquidity over the same periods as the third amendment to the 2005 Credit Agreement.
ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.
     The following exhibits are filed herewith:

Exhibit Number	Description

10.1 (c)	Third Amendment to May 5, 2005 Amended and Restated Credit Agreement dated as of June 13, 2007, among Graphics, Holdings, Bank of America, N.A., as Agent, and certain lenders

10.26	Omnibus Amendment Of Loan Documents dated as of June 13, 2007, among Graphics, Graphics Finance, and Bank of America, N.A., as Agent, and certain lenders

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

ACG HOLDINGS, INC. AMERICAN COLOR GRAPHICS, INC.
By:	/s/ Patrick W. Kellick
Patrick W. Kellick
SENIOR VICE PRESIDENT CHIEF FINANCIAL OFFICER

Dated: June 19, 2007